EXHIBIT 10.28.9
SIXTH AMENDMENT
TO
LOAN DOCUMENTS
This Sixth Amendment to Loan Documents (the “Amendment”) is entered into as of June 30, 2005, by and between COMERICA BANK (“Bank”) and ALLIANCE CONSULTING GROUP ASSOCIATES, INC. and ALLIANCE HOLDINGS, INC. (individually, a “Borrower” and collectively, the “Borrowers”).
RECITALS
     Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of September 25, 2003 (as amended from time to time, including without limitation by that certain First Amendment to Loan and Security Agreement dated as of December 12, 2003, that certain Second Amendment to Loan and Security Agreement dated as of May 27, 2004, that certain Third Amendment to Loan Documents dated as of August 9, 2004, that certain Fourth Amendment to Loan Documents dated as of September 30, 2004, and that certain Fifth Amendment to Loan Documents dated as of March 11, 2005, together with any related agreements, the “Agreement”). Hereinafter, all indebtedness owing by Borrowers to Bank shall be referred to as the “Indebtedness.” The parties desire to amend the Agreement in accordance with the terms of this Amendment.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENT
I.	Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.
II.	Amendment to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Article IV hereof, the Agreement is hereby amended as set forth below.
A.	The reference in Section 2.1(c)(i) of the Agreement to “$1,400,000” is hereby amended to read “$1,565,000”.

B.	Bank’s addresses for notices set forth in Section 10 of the Agreement are hereby amended in their entirety to read as follows:

“If to Bank:	Comerica Bank
2321 Rosecrans Ave., Suite 5000
El Segundo, CA 90245
Attn: Manager
FAX: (310) 297-2290

With a copy to:	Comerica Bank
11921 Freedom Drive, Suite 920
Reston, VA 20190
Attn: Elizabeth Kinsey
FAX: (703) 467-9308”

III.	Legal Effect.
A.	The Agreement is hereby amended wherever necessary to reflect the changes described above. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

B.	Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Agreement. Except as expressly modified pursuant to this Amendment, the terms of the Agreement remain unchanged, and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties, all makers and endorsers of Agreement, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests.

C.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.
IV.	Conditions Precedent. Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect. The effectiveness of this Agreement is conditioned upon receipt by Bank of this Amendment, and any other documents which Bank may require to carry out the terms hereof, including but not limited to the following:
A.	This Amendment, duly executed by Borrower; and

B.	Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ALLIANCE CONSULTING GROUP		COMERICA BANK
ASSOCIATES, INC.

By:	/s/ James Dandy	By:	/s/ Brian Anderson

Title:	VP of Finance	Title:	Assistant Vice President

ALLIANCE HOLDINGS, INC.

By:	/s/ James Dandy

Title:	VP of Finance